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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Biomet, Inc. on Form S-8 (File Nos. 333-65139, 333-00331, 33-75618, 33-65700,
33-50268, 33-37561, 33-26826 and 33-7361), on Form S-4 (File No. 333-88905) and
on Form S-3 (File Nos. 33-50420, 33-27008 and 333-94959) and in the related prospectus of our report dated July 1, 2002, with respect to the consolidated financial statements and financial statement schedule of Biomet, Inc. and its subsidiaries included in this Annual Report (Form 10-K) for the year ended May 31, 2002.

                                                  Ernst & Young LLP

Fort Wayne, Indiana
August 14, 2002